NONQUALIFIED STOCK OPTION AGREEMENT


OPTIONEE:

GRANT DATE:

NUMBER OF OPTION SHARES:                             Shares

OPTION PRICE PER SHARE:    $                         per Share

EXPIRATION DATE:


         THIS AGREEMENT is made as of the Grant Date set forth above, by and between SurVivaLink Corporation, a Minnesota corporation (the "Company"), and the Optionee named above, who is a consultant to the Company or of a Subsidiary of the Company (the "Optionee").

         The Company desires to afford the Optionee an opportunity to purchase shares of its Common Stock, without par value (the "Common Stock"), as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option to purchase all or any part of the aggregate number of shares of Common Stock set forth above (the "Option Shares") (such number being subject to adjustment as provided in paragraph 8 hereof) on the terms and conditions set forth in this Agreement. This option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         2. PURCHASE PRICE. The purchase price of the Option Shares shall be the Option Price per share set forth above (such Option Price being subject to adjustment as provided in paragraph 8 hereof).

         3. TERM AND EXERCISE OF OPTION. The term of this option shall commence on the Grant Date set forth above and shall continue until the Expiration Date set forth above. Except as otherwise provided herein, this option may be exercised in whole or in part at any time or from time to time during the term of this option.

         Neither the Optionee nor the Optionee's legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any Option Shares for any purpose unless and until certificates for such shares are issued to the Optionee or the Optionee's legal representatives, legatees or distributees.

         4. LIMITATIONS ON EXERCISE OF OPTION.

         (a) The exercise of this option will be contingent upon receipt from the Optionee (or the purchaser acting under paragraph 8 below) of (i) representations in writing (if required by the Stock Option Committee, in its sole discretion), that the Option Shares are being acquired for investment and not for resale or with a view to the distribution thereof, and (ii) the full Option Price of such Option Shares.

         (b) The issuance of Option Shares upon the exercise of this option shall be subject to all applicable laws, rules, and regulations and shares shall not be issued except upon the approval of proper government agencies or stock exchanges as may be required.

         (c) This option shall not be exercisable if at any date of exercise, it is the opinion of counsel for the Company that registration of said shares under the Securities Act of 1933, or other applicable statute or regulation, is required and this option shall again become exercisable only if the Company elects to and thereafter effects a registration of said shares under the Securities Act of 1933, or other applicable statute or regulation, within the period of this option.

         5. NONTRANSFERABILITY OF OPTION. This option shall not be transferable by the Optionee, other than by will or the laws of descent and distribution. During the lifetime of the Optionee, this option shall be exercisable only by the Optionee.

         6. TERMINATION OF SERVICE. This option will not confer upon the Optionee any right with respect to continuance of service as a consultant to the Company or a Subsidiary of the Company, nor will it interfere in any way with the Company's right or the Subsidiary's right to terminate his service at any time.

         7. DEATH OF OPTIONEE. In the event of the death of the Optionee, this option shall be exercisable only by the executors or administrators of the Optionee or by the person or persons to whom the Optionee's rights under the option shall pass by the Optionee's Will or the laws of descent and distribution.

         8. ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar change affecting the Common Stock, while any portion of this option is outstanding and unexercised, the Stock Option Committee shall make such adjustments in the number of Option Shares and in the Option Price as shall be equitable and appropriate in order to prevent substantial dilution or enlargement of the rights granted to, or available for, the Optionee. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock at a price that is not substantially below the fair market value of the Common Stock at the date such warrants, rights or options are issued.

         9. INTERPRETATION. The interpretation and construction of any provision of this Option Agreement shall be made by the Stock Option Committee and shall be final, conclusive and binding on the Optionee and all other persons.

         10. SUBSIDIARY. The term "Subsidiary" as used in this Option Agreement means a subsidiary corporation, at least 50% of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, by the Company.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized officer, and the Optionee has executed this Agreement as of the Grant Date set forth above.

         COMPANY:                   SURVIVALINK CORPORATION



                                    By ____________________________
                                       Byron L. Gilman
                                       Chief Executive Officer

         OPTIONEE:

                                       _____________________________
                                       [Optionee]